                                    EXHIBIT 10.20
                        TERMINATION AND ASSIGNMENT AGREEMENT

     This Termination and Assignment Agreement (this "Agreement") is executed this 23rd day of December, 1997, effective December 31, 1997, by and between and First Tennessee Bank National Association ("FTB"), in its own capacity and as trustee under the Trust Agreement, dated August 31, 1988, as amended from time to time, by and between James Mitchell & Co., as trustor and FTB, as trustee of the trust thereby established and First Tennessee Brokerage, Inc., a Tennessee corporation ("FTBR") and JMC Group, Inc. ("JMCG"), James Mitchell & Co., JMC Insurance Services Corporation and JMC Financial Corporation (the "JMC Entities"), (collectively "JMC").

                                    R E C I T A L S

     On January 31,1996, JMC and FTB entered into that certain Integrated Support Services Agreement ("Services Agreement") pursuant to which JMC and its Subsidiaries agreed to provide certain services to FTB.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Services Agreement.

     FTB and JMC have agreed to terminate the Services Agreement in accordance with Article XV of such agreement, subject to the terms and conditions set forth below. In connection with the termination of the Services Agreement, FTB has exercised its option to purchase in accordance with Article V and JMC has agreed to sell, transfer and assign all of its right, title and interest to (1) all asset and renewal fees earned after December 31, 1997 in connection with (a) fixed annuity contracts issued by Keyport Life Insurance Company, and (b) whole life policies issued by all provider companies sold to FTB customers by JMC since the date of inception
(c) fixed and variable annuity contracts issued by The Life Insurance Company of Virginia, and (d) variable annuity products issued by all provider companies sold to FTB customers by JMC since the date of inception (the "Asset Fee Income"); (2) all 12b-1 fees earned after December 31, 1997 in connection with the Current Mutual Fund Block (the "12b-1 Fee Income"); and
(3) all Trail Commissions payable by Product Providers on the Current Block and ISS Block not described in (1) and (2) herein.

     NOW THEREFORE, in consideration of the premises and mutual covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE I.

                             TERMINATION AND ASSIGNMENT

     1.1 TERMINATION OF SERVICES AGREEMENT. The parties hereby acknowledge that the Services Agreement shall be terminated effective December 31,1997 provided, however, that the indemnification provisions of the Services Agreement and such other provisions of the Services Agreement which define the responsibilities and duties of the parties after December 31, 1997, shall survive termination.

     1.2  TRUST AGREEMENT.  Effective January 1, 1998:

          (a) JMC appoints FTBR its agent and attorney-in-fact for purposes of appointing a successor trustee under the Trust Agreement or amending the Trust Agreement;

          (b) FTBR will serve as recordkeeping agent under the Trust Agreement; and

          (c) Hereinafter, the transactions and assignments described in 1.3(a), 1.3(b) and 1.3(c) hereof shall be referred to as the JMC Assignment.

1.3  ASSIGNMENTS.

          (a) JMC agrees, and agrees to cause its wholly owned subsidiaries, to (i) sell, assign, transfer and convey to FTB, or its designee, all of JMC's right, title and interest in and to the Asset Fee Income earned by JMC or its Subsidiaries after December 31, 1997 from Keyport Life Insurance Company, the Life Insurance Company of Virginia and such other insurance companies that wrote whole life policies, (collectively, the "Provider Companies") as a result of sales of annuity contracts and whole life insurance sold to FTB customers by JMC from inception to and including December 31, 1997, and (ii) to execute any and all documents reasonably required in connection therewith.

          (b) JMC agrees, and agrees to cause its wholly owned subsidiaries, to (i) sell, assign, transfer and convey to FTB, or its designee, all of JMC's right, title and interest in and to the 12b-1 Fee Income earned by JMC or its Subsidiaries after December 31, 1997 as a result of sales of the Current Mutual Fund Block; and (ii) to execute any and all documents reasonably required in connection with the JMC Assignment; and

          (c) JMC agrees, and agrees to cause its wholly owned subsidiaries, to (i) sell, assign, transfer and convey to FTB or its designee, all of JMC's right, title and interest in and to, all other Trail Commissions earned by JMC or its Subsidiaries after December 31, 1997 on the Current Block and the ISS Block not described by (a) and (b) above.

     1.4  CONSIDERATION.   In connection with the JMC Assignments, the
parties agree to make the following payments in accordance with the Existing
Agreements:

          (a) The Asset Purchase Price, as defined in Article V of the Services Agreement is $2,200,000.00 (see Exhibit I). The Asset Purchase Price will be paid as follows.

               (i) $478,987 for the Current Mutual Fund Block 12b-1 fees. The 12b-1 fees will be paid by wire transfer on the later of December 31, 1997 or receipt by FTB or FTBR of (1) a list in form and substance satisfactory to FTBR, which indicates each Active Account and the applicable account value or fund balance as of September 30, 1997 (the "List of Accounts"); (2) all customer books and records and FTB Information received or under control of JMC ("Records") and (3) all agreements with the Product Providers that provide for the payment of Trail Commissions ("Trail Commission Agreements") related to the Current Mutual Fund Block;

               (ii) $551,300 for the Keyport Life Insurance Company ("Keyport") Asset Fee Income to be paid by wire transfer the later of December 31, 1997 or upon receipt by FTB or FTBR of (1) an executed consent to the JMC Assignment by Keyport and (2) the List of Accounts, Records and Trail Commission Agreements for that portion of the Current Block and ISS Block for which Keyport is the Product provider;

               (iii) $144,857 for the Beneficial Standard Life Insurance Company ("Beneficial") Asset Fee Income to be paid by wire transfer on the later of December 31, 1997 or upon receipt by FTB or FTBR of (1) an executed Acknowledgment and Acceptance of Assignment by Beneficial and (2) the List of Accounts, Records and Trail Commission Agreements for that portion of the ISS Block and Current Block for which Beneficial is the Product Provider;

               (iv) $24,856.00 for the First Penn-Pacific Life Insurance Company ("First Penn") Asset Fee Income to be paid by wire transfer on the later of December 31, 1997 or upon receipt by FTB or FTBR of (1) an executed Acknowledgment and Acceptance of Agent of Record Change from First Penn and
(2) the List of Accounts, Records and Trail Commission Agreements for that portion of the ISS Block and Current Block for which First Penn is the Product Provider; and

               (v) $1,000,000 for the Life Insurance Company of Virginia ("LICOVA") Asset Fee Income to be paid by wire transfer on the later of December 31, 1997 or upon receipt by FTB or FTBR of (1) an executed Acknowledgment and Acceptance of Assignment from LICOVA and (2) the List of Accounts, Records and Trail Commission Agreements for that portion of the ISS Block and Current Block for which LICOVA is the Product Provider.

          (b) On or prior to February 14, 1998, JMC shall provide FTB with a reconciliation of:

               (i) any Asset Fee Income earned after December 31, 1997 and received by JMC from the Provider Companies;

               (ii) any 12b-1 Fee Income earned after December 31, 1997 and received by JMC from the Investment Companies; and

               (iii) any Chargebacks processed by the Provider Companies on or after December 31, 1997 which Chargebacks were deducted from amounts paid to JMC.

          (c) Notwithstanding the provisions of Section 1.4(a), 15% of each payment of the Asset Purchase Price set forth in Section 1.4(a)(i)-(v) shall be paid to the Escrow Agent in accordance with Article V of this Agreement and the Escrow Agreement.

                                    ARTICLE II.

                                SALES AND SERVICING

     2.1 FUTURE SALES. JMC hereby acknowledges that, effective January 1, 1998, FTB is free of any restrictions imposed by the Services Agreement with respect to offering annuity and mutual fund products directly to its customers. FTB shall be entitled to continue to offer to its customers annuity and mutual fund products previously designed and offered by JMC ("JMC Products"). FTB shall be entitled to receive all compensation related to any future sales of annuity and mutual fund products, including premiums, asset fees, front end loads and 12b-1 fees. To the extent FTB has not entered into contracts with any Provider Company or mutual fund, Customers will need to contact any such Provider Company or mutual fund directly if they wish to make additional purchases and neither JMC nor FTB will receive any compensation in connection with such additions.

     2.2 CHARGEBACKS. In the event any Customer surrenders a JMC Product during the chargeback period, the Provider Company will chargeback some or all of the front sales commission paid at the time the products was sold ("Chargeback"). JMC and FTB agree FTB is financially responsible for all Chargebacks processed by the Provider Companies on and after January 1, 1998. Such Chargebacks shall be deducted from the Asset Fee Income otherwise payable by the Provider Companies to FTB or paid to JMC by FTB as provided in
Section 1.4(b) hereof.

     2.3 TRAIL COMMISSIONS. FTB or FTBR will receive 100% of all Trail Commissions earned pursuant to the Trail Commission Agreements after December 31, 1997.

     2.4 SALES MANAGEMENT AND COMPLIANCE. On and after January 1, 1998, FTB or FTBR shall have complete and sole responsibility (including financial responsibility) for all sales, sales management and compliance aspects of its annuities program including, without limitation, the following:

          (a) Supervision, management and compensation of the annuity and mutual fund sales force;

          (b)  All appointment setting, tracking and reporting;

          (c) All sales support, including product training, promotions, marketing materials and sales personnel inquiries;

          (d) All compliance responsibilities, including suitability reviews and sales supervision; and

          (e) All commission, asset fee and 12b-1 fee accounting with the exception of accounting on the existing block prior to the JMC Assignment of the Asset Fee Income and 12b-1 fee income to FTB.

     2.5  CUSTOMER COMPLAINTS.

          (a) On and after January 1, 1998, FTB or FTBR shall have complete and sole responsibility for the research and investigation of all complaints (whether written or oral) received by JMC, any of its Subsidiaries or affiliates, or by any officer, director, agent or employee of any of them or by FTB or FTBR, any of its subsidiaries or affiliates, or by any officer, director, agent or employee or any of them, from any person (including state and government agencies, departments, divisions or offices or any self-regulatory organization ("Regulators")) with respect to the sales of JMC Products or the provision of any of the services described in the Existing Agreements, the Service Agreement or the Clearing Agreement ("Customer Complaints") which arise on and after January 1, 1998, including Customer Complaints which arise out of sales made or services provided by JMC, any of its Subsidiaries or affiliates or any officer, director, agent or employee of any of them prior to January 1, 1998. Such responsibility shall include, without limitation, the research and investigation necessary to determine the validity of any Customer Complaint, any and all communication with the complaining person, any former JMC officer, director, employee or agent, or any Provider Company or mutual fund company concerning the Customer Complaint. In the event JMC receives any Customer Complaints on and after January 1, 1998, it will forward them promptly to FTB. Any action taken by FTB or FTBR under this Section 2.5(a) shall not prejudice FTB or FTBR's right to seek indemnification or JMC's obligation to indemnify FTB and FTBR under the Existing Agreements, the Service Agreement or this Agreement.

          (b) JMC shall have complete and sole responsibility for the resolution of all Customer Complaints which are listed on the attached
Schedule 3.4.

          (c) Notwithstanding the foregoing, in the event that any Regulator with jurisdiction over JMC, any of its affiliates or Subsidiaries, or any officer, director, agent or employee of any of them, shall initiate a Customer Complaint or become involved in any manner in any Customer Complaint or if a Customer Complaint is initiated or otherwise results in a proceeding or action before a court or self-regulatory organization ("Action"), JMC shall be responsible for the research and investigation necessary to determine the validity of such Customer Complaint and any communication with the complaining person, any current or former JMC officer, director, employee or agent, any Provider Company, mutual fund company or such

Regulator and FTB, its subsidiaries and affiliates, and any officer, director, agent or employee of any of them, shall cooperate with JMC in connection therewith. The defense of any such Action shall be in accordance with the terms of the indemnification provisions of the Existing Agreements and the Services Agreement.

          (d) JMC, its affiliates and Subsidiaries will cooperate, and will use their best efforts to cause any current officer, director, employee or agent of any of them, to cooperate with FTB in connection with the research and investigation of any Customer Complaint.

          (e) FTB shall undertake a complete investigation of all Customer Complaints as provided in Section 2.5(a) hereof and its recommendation for resolution and shall provide JMC with a copy of its complete file on any Customer Complaint for which it seeks reimbursement from JMC pursuant to indemnification provisions of the Existing Agreements. Such file shall include at a minimum all written communications from the complaining persons(s) or any written summaries of the complaining persons(s) complaints and allegations prepared by FTB or its employees or agents, any written documentation provided by the licensed representative who sold the product at issue, the confidential customer profile and the customer disclosure form, if any. FTB agrees that in connection with the resolution of any Customer Complaint that it will obtain a written release satisfactory in form and substance to JMC from the complaining person or persons releasing JMC, its affiliates and Subsidiaries, and any officer, director, employee or agent of any of them, from any future liability to such persons(s) prior to paying any compensation to such complaining person or persons. In addition, in connection with the negotiation and resolution of any Customer Complaint by any party hereto not involving an Action, the other party agrees that in connection with the investigation and research of a Customer Complaint, no licensed representative thereof or its agents will admit or imply orally or in writing to a customer that the other party, any of its affiliates or subsidiaries, or any officer, director, employee or agent or any of them, engaged in any wrongful act or omission or is in any way responsible or liable for any Customer Complaint nor will either party or any officer or employee thereof issue any press release or make any statement to the press or general public that would in any way damage or disparage the reputation of the other party, its affiliates or subsidiaries.

          (f) Nothing in this Section 2.5 is intended to modify the obligations of the parties under the Existing Agreements or the Service Agreement to indemnify, defend or hold harmless the other party for Claims as provided therein.

                                    ARTICLE III.

                         JMC REPRESENTATIONS AND WARRANTIES

     3.1 CORPORATE AUTHORITY. JMCG is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the JMC Entities are California corporations, duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     3.2  ENFORCEABILITY OF AGREEMENT.   The execution, delivery and
performance of this Agreement by JMC and the consummation by JMC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This constitutes legal, valid and binding obligations of JMC enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     3.3  EFFECT OF AGREEMENT.   The execution and delivery of this Agreement
and the consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by JMC shall not
(a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which JMC is a party or by which it is bound except for agreements with Provider companies that require the consent of such companies to the assignment of JMC's rights which consents are being requested (See
Section 3.5 and attachments hereto); (ii) the Articles of Incorporation or Bylaws of JMC; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which JMC is bound; or (iv) any law, rule or regulation applicable to JMC or (b) require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, with the exception of any required filing with the Securities and Exchange Commission.

     3.4  DISCLOSURE OF CUSTOMER COMPLAINTS.   Schedule 3.4 attached hereto
contains a complete and accurate list of all pending or threatened Customer Complaints received by JMC, or any of its subsidiaries or affiliates or by any officer, director, agent or employee of any of them as of the date hereof, from any person and JMC does not know or have reason to know of the existence of any additional or threatened Customer Complaints other than as listed in Schedule 3.4. JMC has furnished FTB copies of all correspondence and other documents in its possession related to any pending or threatened Customer Complaints. All Customer Complaints received by JMC, or any of its Subsidiaries or affiliates or by any officer, director, agent or employee of any of them, on or after January 1, 1998 will be delivered to FTB to be handled as provided in Section 2.5 hereof.

     3.5  JMC ANNUITY PROVIDER COMPANIES.   JMC has contacted all of the
Provider Companies to request their consent to the JMC Assignment. JMC has also encouraged the Provider Companies to enter into agreements with FTB which would enable FTB to continue to sell JMC Products through its annuity sales program.

     3.6 INFORMATION. All information, reports and records provided by JMC to FTB, FTBR or its agents and all information to be provided to FTB, FTBR or its agents as described in Exhibit II ("Information") including Information provided in connection with the calculation of the Asset Purchase Price, and the List of Accounts, the Records and the Trail Commission Agreements is, or will be, true, correct and complete as of the date hereof and thereof and does not contain any misstatement or omissions.

                                    ARTICLE IV.

                                  INDEMNIFICATION

JMC agrees to indemnify, defend and hold harmless FTB, FTBR, its agents, officers and employees from and against any and all loss (including losses due to misstatement or omission in the Information which if known to FTB before the execution of this Agreement would have decreased in the aggregate the Asset Purchase Price by an amount greater than $50,000), costs and expenses, including reasonable attorney fees ("Loss") incurred by FTB or FTBR which arise out of or relate to a breach of representations or warranties contained herein. The representation as to Accumulated Value is as set out and limited by Note 1 to Exhibit I, hereto. JMC agrees that $330,000 of the Asset Purchase Price will be held in an escrow account (the "Funds") for purposes of payment of any Loss as provided in Article V hereof. The Funds will be released as provided in Article V hereof; provided however that JMC's obligation to indemnify FTB and FTBR for Losses as provided herein shall survive termination of the escrow and release of the Funds.

                                     ARTICLE V.

                                       ESCROW

     5.1 THE FUNDS. JMC agrees that $330,000 of the Asset Purchase Price (the "Funds") shall be held in escrow for purposes of payment of any Loss incurred by FTB or FTBR which is indemnifiable under Article IV hereof.

     5.2 90 DAY PERIOD. Subject to Section 5.3 hereof, the Funds will be released to JMC ninety (90) days following the date as of which all of the following has been received by FTB or FTBR:

          (a)  the Lists of Accounts described in 1.4(a)(i), (ii), (iii),
(iv) and (v);

          (b)  the Records described in 1.4(a)(i), (ii), (iii), (iv) and (v);

          (c)  the Trail Commission Agreements described in  1.4(a)(i), (ii),
(iii), (iv) and (v); and

          (d) the information requested from JMC by Milliman and Robertson, Inc. described in Exhibit II (the "90 Day Period").

     5.3 UNRESOLVED CLAIMS. Notwithstanding the foregoing, in the event that FTB or FTBR has made a claim(s) for any Funds as of the end of the 90 Day Period and such claim(s) remain(s) unresolved as of the end of the 90 Day Period ("Unresolved Claim") and such Unresolved Claim is less than the Funds, then at the end of such 90 Day Period, the Escrow Agent will release only that portion of Funds which equals the difference between the Funds and the amount of the Unresolved Claim.

                                    ARTICLE VI.

                         FTB REPRESENTATIONS AND WARRANTIES

     6.1  CORPORATE AUTHORITY.   FTB is a national bank, duly organized,
validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. FTBR is a corporation, duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority to enter into this Agreement and the other Definitive Agreements to which it is a party, to perform the obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     6.2  ENFORCEABILITY OF AGREEMENT.   The execution, delivery and
performance of this Agreement by FTB and the consummation by FTB of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes legal, valid and binding obligations of FTB enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     6.3  EFFECT OF AGREEMENT.   The execution and delivery of this
Agreement, the consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by FTB shall not
(a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which either FTB is a party or by which it is bound; (ii) the Articles of Incorporation or Bylaws of FTB; (iii) the Trust Agreement; (iv) any judgment, decree, order or award of any court, governmental body or arbitrator by which FTB is bound; or (v) any law, rule or regulation applicable to FTB, or (b) require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, the receipt of which FTB has not obtained.

                                    ARTICLE VII.

                                    COOPERATION

     The parties hereto shall execute and deliver any such additional documents, and shall take such additional actions as are reasonably requested by the other party hereto, for the purpose of accomplishing the transactions contemplated hereby or carrying out the provisions hereof. In addition, FTB will, to the full extent necessary, assist and cooperate with JMC in negotiations to obtain the consent of the Provider Companies to the JMC Assignment.

                                   ARTICLE VIII.

                                   MISCELLANEOUS

     8.1  NOTICES.   All notices that are required or may be given pursuant
to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered or mailed by registered or certified mail postage prepaid, or if sent by telex or telefax (in each case promptly confirmed by registered or certified mail postage prepaid), or by overnight courier, addressed as follows:

     If to FTB or FTBR:

                    4990 Poplar Avenue
                    Memphis, TN 381117
                    Attn:  Paul Mann
                    President
                    Telecopy number: (901) 537-2627

     If to JMC, to: JAMES MITCHELL & CO.
                    9710 Scranton Rd. Ste. 100
                    San Diego, California  92121
                    Attn.:  James K. Mitchell, Chairman and
                            Chief Executive Officer
                    Telecopy number:  (619) 450-9102

     8.2  EXPENSES.   Except as otherwise expressly provided herein, or in
the Services Agreement the parties hereto shall pay all of their own expenses relating to the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective counsel, accountants, and financial advisors. In the event of litigation or other adversary proceeding with respect to this Agreement or the transactions contemplated hereby, the non-prevailing party shall reimburse the prevailing party for all reasonable attorney's fees and court costs incurred in connection therewith.

     8.3  AMENDMENTS.   This Agreement may not be changed orally, but only by
agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified only by written agreement of the parties hereto.

     8.4  INTERPRETATION.   This Agreement has been negotiated fully and
fairly between the parties. If this Agreement becomes the subject of interpretation by a court of law or equity or other third party, this Agreement shall not be construed either against, or in favor of, JMC, FTB or Trustee, by virtue of one of the parties being deemed the draftsman of this Agreement.

     8.5 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering any other provision of this Agreement invalid, illegal or unenforceable.

     8.6 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the directors, principals, shareholders, successors and assigns of the parties hereto.

     8.7 DISPUTE RESOLUTION. In the event of any dispute, claim or controversy which in any way relates to, results from or arises out of this Agreement or the Interim Services Agreement, any amendment or breach hereof or thereof, or any resulting transactions ("Dispute"), if the Dispute cannot be settled through negotiations, the parties hereto agree to first try in good faith to settle the Dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, as mandated below. Regardless of the outcome of such mediation, each party shall bear its own costs and attorneys' fees and any mediation fees shall be shared by the parties on an equal basis, one-half by JMC and one-half by FTB.

          Thereafter, any remaining Dispute shall be decided by neutral binding arbitration in accordance with the rules of the NASD and not by court action. Such arbitration shall be conducted in Memphis, TN. Regardless of the outcome of the arbitration, each party shall bear its own costs and attorneys' fees and any costs of expenses assessed by the NASD shall be shared by the parties on an equal basis, one-half by JMC and one-half by FTB and Trustee. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that no arbitrator shall be permitted to award punitive damages in such arbitration proceeding.

          If any party hereto, after notice thereof, fails to be present or represented at an arbitration hearing, or adjournment thereof, the arbitrator may, nevertheless, in their discretion, proceed with the adjudication of the Dispute.

     8.8 CONFIDENTIALITY. Neither FTB nor JMC shall disclose any information or make any public announcement with respect to this Agreement prior to its execution. JMC and FTB will coordinate the content and timing of any internal and public announcements regarding this Agreement.

     8.9 APPLICABLE LAW. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Tennessee, except such laws that would render this choice of laws ineffective.

     8.10 ENTIRE AGREEMENT. This Agreement evidences the entire agreement of the parties hereto with respect to the subject matter hereof.

     This Agreement has been executed by the parties hereto as of the date first above written.

JMC GROUP, INC.
JAMES MITCHELL & CO.
JMC INSURANCE SERVICES CORPORATION
JMC FINANCIAL CORPORATION


By:  /s/ Daniel M. Harkins
    ------------------------------------
     Daniel M. Harkins,
     Senior Vice President and General
     Counsel

FIRST TENNESSEE BANK NATIONAL                     FIRST TENNESSEE BROKERAGE,
ASSOCIATION                                       INC.

By:  /s/ C. Douglas Kelso, III                    By:  /s/ Paul Mann
    ------------------------------------              -------------------------

Its: Senior Vice President                        Its: President
    ------------------------------------              -------------------------


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

                                     EXHIBIT I

                                ASSET PURCHASE PRICE

                                                                            ASSET FEE
                                                                        ------------------
                            ACCUMULATED VALUE (1)   MEASURING DATE      FACTOR       VALUE
                            -----------------       --------------      ------       -----
 KEYPORT FIXED                 $60,122,364             9/26/97         .009143      $549,699
 LIFE OF VIRGINIA FIXED        $73,861,479             9/30/97         .007938      $586,312
 VARIABLE ANNUITIES            $33,909,823             9/30/97         .012488      $423,466
 WHOLE LIFE                    $14,693,621             9/30/97         .014882      $218,670
 MUTUAL FUNDS                  $72,208,750             9/30/97         .005842      $421,853
                             -------------                                       -----------
 TOTAL                        $254,796,037                                        $2,200,000

(1) This information is as of the Measuring Date set out in each row. No representation is made for accumulated values after such date.


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

                                    SCHEDULE 3.4

                         DISCLOSURE OF CUSTOMER COMPLAINTS


None.


                                      14